EXHIBIT 7
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
                                                                              Year ended December 31,
                                                                  1997         1998         1999         2000         2001
                                                          -----------------------------------------------------------------
                                                                                  (in(pound)millions)
Earnings
      Loss before income taxes                                   (332)        (333)        (521)        (761)       (1,796)
      Extraordinary loss on extinguishment of debt                   -            -         (20)            -          (15)
      Share of losses of affiliates and impairment                  22           19            6           15           216
      Dividend income from affiliates                                -            -            -            -
      Interest expense                                             142          206          293          385           472
      Interest portion of net rent expense                           1            1            -            -             -
                                                          -----------------------------------------------------------------
      Loss available for fixed charges                           (167)        (107)        (242)        (361)       (1,123)
                                                          -----------------------------------------------------------------
Fixed Charges
      Interest expense                                           (142)        (206)        (293)        (385)         (472)
      Interest portion of net rent expense                         (1)          (1)            -            -             -
                                                          -----------------------------------------------------------------
      Fixed charges                                              (143)        (207)        (293)        (385)         (472)
                                                          -----------------------------------------------------------------
                                                          -----------------------------------------------------------------
Deficiency of earnings to fixed charges                          (310)        (314)        (535)        (746)       (1,595)
                                                          -----------------------------------------------------------------